Exhibit 10.5.2

August 21, 2021
Christina Smedley
Dear Christina:
This letter (the “Agreement” or “Separation Agreement”) confirms the agreement between you and Robinhood Markets, Inc. (the “Company”), regarding your separation from employment.

1.Separation. If you do not execute this Agreement then your last day as an employee of the Company will be September 17, 2021. If you do execute this Agreement, and allow it to become effective, then as additional consideration outlined in Paragraph 3, your last day as an employee of the Company will be January 3, 2022. For purposes of clarity, your last day as an employee of the Company will be referred to as your “Separation
Date.”

2.Final Wages. On the Separation Date, the Company will pay you all salary and accrued, unused vacation, earned through the Separation Date, less standard payroll deductions and withholdings. You are entitled to this payment even if you do not sign this Agreement.

3.Separation Benefits. In consideration for you executing this Agreement within the time frame requested at the end of this Agreement, complying with the terms of this Agreement, this Agreement becoming effective, and you timely executing and not revoking the Reaffirmation Agreement (as defined below), the Company will provide the following Separation Benefits:

(a)Your Separation Date will be January 3, 2022. From September 17, 2021 through January 3, 2022 (the “Transition Period”) you will not be required to attend regular meetings or to perform your regular job duties, but you will remain available to the Company for transition services on an as needed basis to promote an orderly transition of your role and responsibilities when such services are requested by the company’s c-team members. During the Transition Period, you will continue to receive your regular salary, and will remain a “service provider” of the Company and will continue to vest in the time based vesting portion of your existing equity awards. As of September 17, 2021, you will no longer serve or act as the Company’s Chief Marketing and Communications Officer and you will not be considered a Section 16 Officer.

(b)After your Separation Date and as additional consideration for signing this Agreement and the Reaffirmation of Separation Agreement and General Release attached hereto as Attachment B (the “Reaffirmation Agreement”) and allowing both to become effective, the Company will pay you a lump sum severance of four million dollars ($4,000,000), which is inclusive of an amount sufficient for you to purchase COBRA health continuation coverage should you elect such coverage (collectively, the “Separation Payment”). This Separation Payment will be paid to you within 30 days after your Separation Date if you sign and do not revoke this Agreement and the Reaffirmation Agreement. The Separation Payment will be less applicable taxes and deductions and will be included on an applicable W-2 Form issued by the Company. This Separation Payment will be inclusive of, and fully satisfy the severance obligations contained in the Company’s Change in Control and Severance Plan for Key Employees effective March 10, 2021; and

(c)As additional consideration for executing this Agreement and allowing it to become effective, the Company will pay the second installment of your sign-on bonus totaling one hundred seven thousand five hundred dollars ($107,500), less applicable taxes and deductions no later than October 22, 2021, and will release you from any obligation to repay any portion of your sign-on bonus.

4.Health Insurance. Your health insurance coverage will terminate on the last day of the month of the Separation Date. At that time, you will be eligible to continue your group health insurance benefits at your own expense, subject to the terms and conditions of the benefit plan(s), federal and state COBRA laws, and, as applicable, state insurance laws. You will receive additional information regarding your right to elect continued coverage under COBRA in a separate communication. It will be your sole responsibility to timely enroll in COBRA and to make all applicable payments to continue your group health insurance coverage.

5.Release of All Claims. In consideration for receiving the Separation Benefits described in Section 3, which you acknowledge you are not otherwise entitled to receive, you hereby release, waive, acquit and forever discharge the Company and its past and present officers, directors, employees, investors, shareholders, agents, administrators, attorneys, predecessors, successors, parent entities, subsidiaries, divisions, assigns, and affiliates (the “Released Parties”), of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts, omissions, or conduct occurring at any time prior to and including the date you sign this Agreement (the “Released Claims”). The Released Claims include, without limitation: any and all claims arising from or relating to your employment relationship with the Company and the termination of that relationship; any and all claims for wrongful discharge of employment, termination in violation of public policy, constructive discharge, negligent hiring, retention or supervision, breach of contract, both express and implied, breach of a covenant of good faith and fair dealing, both express and implied, promissory estoppel, unjust enrichment, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, and conversion; any and all claims for wages, bonuses, commissions, overtime, vacation pay, severance pay, or any other form of compensation of any kind, as to which you have considered and agree that there is a good-faith dispute as to whether such wages are due, and, based on this good-faith dispute, you release and waive any and all claims regarding any alleged unpaid wages and any corresponding penalties, interest, or attorneys’ fees, in exchange for the Separation Payment provided in this Agreement; any and all claims for discrimination, harassment, and retaliation; and any all claims for attorneys’ fees and costs.

The Released Claims also include, without limitation, any and all claims arising under any federal, state or municipal constitution, statute, regulation, ordinance, and common law, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act of 1963, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, 42 U.S.C. section 1981, the Employee Retirement Income Security Act of 1974, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the Family

and Medical Leave Act, the California Constitution, the California Labor Code, the Private Attorneys General Act (Labor Code § 2698 et seq.), any applicable California Industrial Welfare Commission Wage Order, the California Fair Employment and Housing Act, the California Family Rights Act, the Pregnancy Disability Leave law, the Healthy Workplaces Healthy Families Act of 2014, and California Business and Professions Code section 17200.

The Released Claims do not include claims which may not be released without judicial or government supervision; claims for workers’ compensation benefits or unemployment insurance benefits; claims arising under this Agreement; any claims related to vested rights under the Company’s 401(k) plan; or any rights or claims that cannot be waived as a matter of law.

You agree that the release set forth above shall be and remain in effect in all respects as a complete general release as to the matters released. You represent and warrant that you have not assigned or given away any of the Released Claims.

6.Company’s Representation. The Company represents and agrees, that it has no current knowledge of any known or suspected facts supporting any underlying legal claim against you in your capacity as an employee or officer of the Company. Based on this representation, the Company affirms that it has no intent to bring any legal action against you arising from or relating to your relationship with the Company and the separation of that relationship.

7.Waiver of Unknown Claims. In granting the release herein, you understand and agree that this Agreement includes a release of all claims known or unknown, suspected or unsuspected, and your release of claims is intended to release all Released Claims you may have against the Released Parties, even if you are not aware of them, and even if knowledge of the existence of the claims would have materially affected your acceptance of this Agreement. Accordingly, you hereby expressly waive the protection of California Civil Code Section 1542 and any other analogous rule or principle of law. Section 1542 of the California Civil Code states:
“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

8.ADEA Waiver. You understand and hereby expressly acknowledge that, by entering into this Agreement, you are knowingly and voluntarily waiving and releasing any and all rights you may have arising under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act of 1990 (“ADEA”) which have arisen on or before the date of execution of this Agreement (“ADEA Waiver”), and that the consideration given for the foregoing waiver is in addition to anything of value to which you were already entitled. You further acknowledge and agree that you have been advised by this writing, as required by the ADEA that: (a) you have had at least twenty- one (21) calendar days within which to consider this release before executing it (although you may choose to voluntarily execute this release earlier); (b) you are aware of the contents and significance of all the provisions of this Agreement and knowingly and voluntarily agree to the terms of this Agreement and intend to be legally bound by them; (c) you have seven (7) full calendar days within which to revoke this Agreement after it is executed by you, and agree that this Agreement shall not become effective or enforceable until this seven-day revocation period has ended; (d) to revoke this Agreement, you must notify the Company, in writing, and such notification must be received no later than 5:00 p.m. on the seventh day following the date you sign this Agreement, addressed to: Marcelo Modica with a copy by email to Marcelo.Modica@Robinhood.com; (e) you have been advised in writing to have this Agreement reviewed by counsel prior to signing it; and (f) rights or claims under the ADEA that may arise after the date this Agreement is signed are not waived. You agree that any modifications, material or otherwise, made to this Agreement do not restart or affect in any manner the original 21-day consideration period provided in this paragraph.

9.Tax Matters. You and the Company intend that all payments made under this Agreement are exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, the regulations and other guidance there under and any state law of similar effect (collectively “Section 409A”) so that none of the payments or benefits will be subject to the adverse tax penalties imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt. In no event will the Company reimburse you for any taxes or other penalties that may be imposed on you as a result of Section 409A and you shall indemnify the Company for any liability that arises as a result of Section 409A.

10.Expense Reimbursement. You agree that, within ten (10) days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting any business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for your reasonable and necessary business expenses pursuant to its regular business practice. You agree and acknowledge that you have no other unreimbursed business expenses arising out of your employment with the Company.

11.Return of Company Property. By signing below, you certify that, as of the Separation Date, you have returned to the Company and have not retained any Company property in your possession or control, including, without limitation, equipment, documents (in paper and electronic form), credit cards, phone cards, and any Company property that you stored in electronic form or media (including, but not limited to, any Company property stored on your personal computer, USB drives or in a cloud environment). If you discover after the Separation Date that you have retained any Company property, including but not limited to Company proprietary or confidential documents, information, or other Company property, you agree, immediately upon discovery, to contact the Company and make arrangements to promptly return the documents or information.
Your timely return of all such Company documents, information, and other property is a condition precedent to your receipt of the Separation Payment provided under this Agreement.

12.Continuing Obligations. You acknowledge your continuing obligations under your Proprietary Information and Inventions Agreement entered into by and between you and the Company (the “Confidentiality Agreement“), which, among other things, prohibits disclosure of any confidential or proprietary information of the Company and solicitation of Company employees. A copy of your Confidentiality Agreement is attached hereto as Attachment A.

Notwithstanding any provisions in this Agreement or your Confidentiality Agreement related to the unauthorized use or disclosure of trade secrets, you are hereby notified that, pursuant to the Defend Trade Secrets Act of 2016, you cannot be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law. You also may not be held so liable for such disclosures made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, individuals who file a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

13.Confidentiality. The parties agree to hold the existence of this Agreement and its provisions in strict confidence and will not publicize or disclose the existence or terms of this Agreement in any manner whatsoever; provided, however, that the parties may disclose the existence or the terms of this Agreement in confidence as the case may be: (a) to your immediate family; (b) to the parties’ attorney, accountant, auditor, tax preparer, or financial advisor to render services to the parties; (c) to enforce the terms of the Agreement, or (d) as otherwise required by law or to engage in Protected Activity (as described in Section 18).

14.Non-Disparagement. Other than what is provided in Section 18, or if compelled by a valid subpoena or court order, you will not make any false, disparaging, negative or derogatory remarks about Robinhood or any Released Party, or its or their products, services, business processes, procedures, methods, policies, practices, standards of business conduct, or research and development. In addition, the Company will instruct its founders and the current members of Robinhood’s c-team that they not make any false, disparaging, negative or derogatory remarks about you. The Parties retain all rights and remedies in the event of a breach of the foregoing. In addition, in response to inquiries from prospective employers regarding your performance directed to Robinhood’s Chief People Officer, the Company shall refer to its neutral reference policy and provide only your title and dates of employment.

In furtherance of the foregoing, you agree that, for the period beginning with the Effective Date of the Agreement and ending July 3, 2023, except as required by law, you, or anyone acting on your behalf or upon your direction, may not make any material public statements (which shall include, without limitation, any statement to a member of the media, whether on or off the record or on background, publication of articles, books or similar materials and postings to the internet and/or on any social media outlet, such as Twitter and/or Facebook) which are harmful to the Company or any Released Parties concerning and/or arising out of your tenure with the Company without the prior review and written consent of the Chief People Officer of the Company. In the event of any Proven Violation of this provision, and in addition to any actual damages proven, the Company shall be entitled to liquidated damages of $50,000 for the first Proven Violation, and $250,000 for each subsequent Proven Violation (up to a maximum of 50% of the consideration provided in Paragraph 3(b) above). As used herein, a Proven Violation shall mean a final judgment by a court of competent jurisdiction (notwithstanding the Arbitration Provision set out in paragraph 20 hereof), on which available appeals have been exhausted. Notwithstanding anything herein to the contrary, this provision is not intended to, and shall be interpreted in a manner that does not, limit or restrict your Protected Rights (including pursuant to Rule 21F of the Securities Exchange Act of 1934). For the sake of clarity, the Non-disparagement provision above remains in effect after July 3, 2023 despite the terms of this paragraph terminating on that date. In addition, a truthful statement by you, responding directly to a negative statement by the Company concerning you, may be asserted in response to an alleged violation of this paragraph.

15.Cooperation. Consistent with your reasonable availability, you agree to cooperate with and make yourself reasonably available to the Company, the Company’s internal legal counsel and the Company’s advisers, experts, consultants and outside legal counsel, as the Company may request, to assist the Company in any matter regarding the Company and its subsidiaries and parent companies about which you have knowledge, including giving truthful testimony in any litigation (whether the Company is a plaintiff, defendant or third party witness, including without limit, any litigation regarding regulatory enforcement matters), potential litigation or any internal investigation or any administrative, regulatory, judicial or quasi-judicial proceedings. As part of the consideration for this cooperation agreement and as legally permitted, the Company will provide you with any materials provided to the applicable regulatory body or served in connection with the specified litigation that refers to you by name and/or position. If, following the Transition Period, you are requested to cooperate with the Company for more than ten (10) hours per calendar year, then the Company will compensate you for your time spent under this provision at a reasonable rate determined by your then compensation. If you are asked to travel in connection with this provision, the Company will pay for all travel expenses, lodging, and dining consistent with the Company’s current policy for such expenses for employees. This includes supporting the Company by providing truthful testimony regarding any claims asserted by current or former employees of the Company. Other than as provided in Section 18 below, you further agree not to assist any party in maintaining any lawsuit or any other claims against the Company or any of its affiliates or officers, directors or employees, nor shall you induce or encourage any person or entity to do so, and you agree that you will not provide any Proprietary Information (as defined in the Confidentiality Agreement) to anyone concerning the Company, its business or any of its affiliates or officers, directors or employees, unless compelled to do so by valid subpoena or other court order, and in such case only after first notifying the Company sufficiently in advance of such subpoena or court order to reasonably allow the Company an opportunity to object to same.

16.Legal Representation Paid by the Company. You agree, absent any conflict of interest between you and the Company, to be represented by the Company’s legal counsel in connection with any litigation, potential litigation or any internal investigation or administrative, regulatory, judicial or quasi-judicial proceedings claim, action, proceeding or demand against the Company or you that arises out of your employment with the Company or in connection with the performance of your duties on behalf of the Company during your employment with the Company. If it appears that a conflict of interest arises or may reasonably arise between you and the Company in any such matter, you may propose your own counsel and the Company agrees to pay reasonable attorneys’ fees for such separate legal counsel to represent you if such separate legal counsel is acceptable to the Company (the Company will not unreasonably refuse appointment of your selected counsel if such a conflict arises); provided, however, that this obligation shall not extend to (a) any attorneys’ fees arising out of any breach by you of this Agreement or any other written agreement between you and the Company or any Company written policy to which you were subject during your employment with the Company, (b) your recklessness, gross negligence or willful misconduct, (c) any attorneys’ fees incurred in connection with any claim, action, proceeding or demand initiated or brought by you and not by way of defense, or (d) any attorneys’ fees paid directly to you by an insurer under a policy of liability insurance maintained by the Company, its affiliate, you or any other party.

17.Indemnity. Nothing in this Agreement modifies or amends the Company’s post- employment obligations to indemnify you under the terms of the Indemnification Agreement between you and the Company effective July 28, 2021.

18.Protected Activity. You understand that nothing in this Agreement prohibits you from engaging in any Protected Activity, which for purposes of this Agreement means filing a charge or complaint, or otherwise disclosing relevant information to or communicating, cooperating, or participating with, any state, federal, or other governmental agency, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, and the National Labor Relations Board, but does not include the disclosure of any Company attorney-client privileged communications. This Agreement does not prevent the disclosure of factual information relating to claims of sexual assault, sexual harassment, harassment or discrimination based on sex, or retaliation for filing a claim of sexual assault. You understand that you are not required to obtain prior authorization from the Company or to inform the Company prior to engaging in any Protected Activity.

19.Outside Activities During Transition Period. Before engaging in any outside business activities during the Transition Period you agree to submit an Outside Business Activity Disclosure Form describing such activities and noting any actual or potential conflicts of interest. Provided that such activity is not in the fintech industry and does not compete with Robinhood, such approvals will not be unreasonably withheld.

20.Arbitration and Applicable Law. In the event that a dispute arises concerning the interpretation or enforcement of this Agreement, or any other related matter, but other than a dispute specifically carved out from arbitration in paragraph 14 concerning a Proven Violation, you agree that any such dispute (except that brought by the Equal Employment Opportunity Commission, the National Labor Relations Board, or other comparable federal, state, or local agency) shall be submitted to binding arbitration before JAMS under its Employment Arbitration Rules & Procedures. A copy of the JAMS Employment Arbitration Rules and Procedures can be found online at www.jamsadr.com/rules-employment-arbitration/. There shall be one arbitrator appointed in accordance with said rules. The arbitration will take place in the county in which you last worked for the Company. The Federal Arbitration Act shall govern the enforceability of this arbitration agreement. Otherwise, the Agreement shall be construed according to the laws of the state in which you were last employed by the Company, without giving effect to any choice of law rules or principles that may result in the application of the laws of any jurisdiction other than that of that state. The arbitrator’s award may be enforced by a court of competent jurisdiction.

21.Miscellaneous. You and the Company agree that this Agreement constitutes the entire agreement between you and the Company and any affiliate of the Company regarding the subject matter of this Agreement, and that this Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. You acknowledge that you have entered into this Agreement without reliance on any promise or representation, written or oral, other than those expressly contained herein, and that it supersedes any other such promises, warranties or representations. The Agreement shall be binding upon you and the Company, and each of your respective heirs, personal representatives, successors and assigns, but neither this Agreement nor any right hereunder shall be assignable by you without the written consent of the Company. You agree that this Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement. Execution of a facsimile copy or scanned image shall have the same force and effect as execution of an original, and a facsimile signature or scanned image of a signature shall be deemed an original and valid signature. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this will not affect any other provision of this Agreement and the provision in question shall be modified by the court so as to be rendered enforceable.

22.Effective Date. If you accept this Agreement, please sign and date the enclosed copy of this Agreement in the space provided below and return it to Marcelo Modica, by email or DocuSign by September 17, 2021 (the “Expiration Date”). This Agreement shall be effective as of the eighth (8th) day after it is executed by you (the “Effective Date”), provided you have not revoked it in writing before that date.

I wish you good luck in your future endeavors. Sincerely,
Robinhood Markets, Inc.

By: /s/ Marcelo Modica
Marcelo Modica

Accepted and Agreed:

/s/ Christina Smedley
Christina Smedley

Date: 9/10/2021

ATTACHMENT A

CONFIDENTIALITY AGREEMENT

ATTACHMENT B
REAFFIRMATION OF SEPARATION AGREEMENT AND GENERAL RELEASE

THIS REAFFIRMATION OF SEPARATION AGREEMENT AND GENERAL RELEASE (this “Reaffirmation Agreement”), dated as of     , is made by and between Robinhood Markets, Inc., (the “Company”), and Christina Smedley (“you” or “Employee”) (and together with the Company, the “Parties”). The Parties previously entered into a letter agreement and general release (the “Agreement”) dated ______ where Employee’s last day of employment with the Company was January 3, 2022. Employee was paid her regular wages through this date. By executing this Reaffirmation Agreement, Employee is now eligible to receive the consideration set forth in Section 3(b) of the Agreement, subject to her executing (and not revoking) this Reaffirmation Agreement, as provided below.

1.Terms of Release Agreement. All of the terms set forth in the Separation Agreement and General Release remain in full force and effect. Unless specifically provided to the contrary, all terms used in this Reaffirmation Agreement shall have the same meaning ascribed to them in the Agreement which it reaffirms and supplements.

2.Supplemental Release.

(a)Employee hereby releases, waives, acquits and forever discharges the Company and its past and present officers, directors, employees, investors, shareholders, agents, administrators, attorneys, predecessors, successors, parent entities, subsidiaries, divisions, assigns, and affiliates (the “Released Parties”), of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts, omissions, or conduct occurring at any time prior to and including the date you sign this Agreement (the “Released Claims”). The Released Claims include, without limitation: any and all claims arising from or relating to your employment relationship with the Company and the termination of that relationship; any and all claims for wrongful discharge of employment, termination in violation of public policy, constructive discharge, negligent hiring, retention or supervision, breach of contract, both express and implied, breach of a covenant of good faith and fair dealing, both express and implied, promissory estoppel, unjust enrichment, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, and conversion; any and all claims for wages, bonuses, commissions, overtime, vacation pay, severance pay, or any other form of compensation of any kind, as to which you have considered and agree that there is a good-faith dispute as to whether such wages are due, and, based on this good-faith dispute, you release and waive any and all claims regarding any alleged unpaid wages and any corresponding penalties, interest, or attorneys’ fees, in exchange for the Separation Payment provided in this Reaffirmation Agreement; any and all claims for discrimination, harassment, and retaliation; and any all claims for attorneys’ fees and costs. The Released Claims also include, without limitation, any and all claims arising under any federal, state or municipal constitution, statute, regulation, ordinance, and common law, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act of 1963, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, 42 U.S.C. section 1981, the Employee Retirement Income Security Act of 1974, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the California Constitution, the California Labor Code, the Private Attorneys General Act (Labor Code § 2698 et seq.), any applicable California Industrial Welfare Commission Wage Order, the California Fair Employment and Housing Act, the California Family Rights Act, the Pregnancy Disability Leave law, the Healthy Workplaces Healthy Families Act of 2014, and California Business and Professions Code section 17200.

(b)Employee is releasing all known and unknown Claims, and waiving any rights under California Civil Code Section 1542, or similar laws, which provides: “A general release does not extend to claims which the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

(c)The Released Claims do not include claims which may not be released without judicial or government supervision; claims for workers’ compensation benefits or unemployment insurance benefits; claims raising under this Agreement; any claims related to vested rights under the Company’s 401(k) plan; or any rights or claims that cannot be waived as a matter of law.

(d)Additionally, Employee acknowledges and understands that by this Reaffirmation Agreement she foregoes, among other things, any and all past and present rights to recover money damages or personal relief arising out of Employee’s employment with the Company. The Parties agree that this Reaffirmation Agreement shall not preclude Employee from filing any charge with the Equal Employment Opportunity Commission, the National Labor Relations Board, or any other governmental agency or from any way participating in any investigation, hearing, or proceeding of any government agency.

3.Miscellaneous.

(a)Employee acknowledges and agrees that she has been paid all amounts that the Company or any Releasees allegedly should have paid her in the past.

(b)Employee agrees to return to the Company all Company property, including electronics, computers, files, memoranda, documents, records, copies of the foregoing, the Company-provided credit cards, keys, building passes, security passes, access or identification cards, and any other the Company property in her possession, custody or control. To the extent Employee subsequently discovers that any property and/or data identified above is still in her possession, custody or control, she agrees to return all such property and data to the Company as soon as practicable, but in no event later than ten (10) days after making such discovery. Employee agrees that she has cleared all expense accounts, repaid everything she owes to the Company or any Releasee.

4.Review and Revocation. Employee acknowledges that she has been given in excess of twenty-one (21) calendar days to consider the terms of this Reaffirmation Agreement. Employee further agrees that any modifications, material or otherwise, made to this Reaffirmation Agreement do not restart or affect in any manner the original twenty-one (21) calendar day consideration period. Employee shall have seven (7) calendar days from the date this Reaffirmation Agreement is originally executed to revoke her consent to the terms of this Reaffirmation Agreement. Such revocation must be in writing and sent via electronic delivery to the attention of Marcelo Modica at Marcelo.Modica@Robinhood.com. Notice of such revocation must be received within the seven (7) calendar days referenced above. In the event of such revocation, this Reaffirmation Agreement shall not become effective and Employee shall not have any rights to the consideration set forth in Section 3 of the Agreement. Provided that Employee does not revoke this Reaffirmation Agreement within such seven (7) day period, this Reaffirmation Agreement shall become effective on the eighth (8th) calendar day after the date on which Employee signs it.

*** AGREEMENT NOT TO BE SIGNED BEFORE JANUARY 3, 2022 ***

Accepted and Agreed:

_________________________
Christina Smedley

Date:

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

The following confirms and memorializes an agreement that Robinhood Markets, Inc., a Delaware corporation (the “Company”) and I (Christina Smed) lheyavMechCaadrthsiynce the commencement of my employment (which term, for purposes of this agreement, shall be deemed to include any relationship of service to the Company that I may have had prior to actually becoming an employee) with the Company in any capacity and that is and has been a material part of the consideration for my employment by Company:
1.I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with Company. I will not violate any agreement with or rights of any third party or, except as expressly authorized by Company in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of Company. Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.

2.Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by me during the term of my employment with Company to and only to the fullest extent allowed by California Labor Code Section 2870 (which is attached as Appendix A) (collectively “Inventions”) and I will promptly disclose all Inventions to Company. Without disclosing any third party confidential information, I will also disclose anything I believe is excluded by Section 2870 so that the Company can make an independent assessment. I hereby make all assignments necessary to accomplish the foregoing. I shall further assist Company, at Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint Company as my agent and attorney-in-fact, coupled with an interest and with full power of substitution, to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. Without limiting Section 1 or Company’s other rights and remedies, if, when acting within the scope of my employment or otherwise on behalf of Company, I use or disclose my own or any third party’s confidential information or intellectual property (or if any Invention cannot be fully made, used, reproduced, distributed and otherwise exploited without using or violating the foregoing), Company will have and I hereby grant Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights.

3.To the extent allowed by law, paragraph 2 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by Company.

4.I have listed on the attached Exhibit A (Prior Inventions) all inventions relating in any way to Company’s business or demonstrably anticipated research and development or business, that were conceived, reduced to practice, created, derived, developed or made by me alone or jointly with others prior to the commencement of my employment, and to which I retain any ownership rights or interest (collectively referred to as the “Prior Inventions”). I represent that I have no rights in any Inventions other than those Prior Inventions listed on Exhibit A. If nothing is listed on Exhibit A, I represent that there are no Prior Inventions as of the date of this Agreement. I grant to Company and Company’s designees a royalty-free, transferable, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to fully use, practice and exploit all patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to any Prior Inventions that I incorporate, or permit to be incorporated, in any Inventions that I, solely or jointly with others, create, derive, conceive, develop, make or reduce to practice within the scope of my employment by Company. Notwithstanding the foregoing, I will not incorporate, or permit to be incorporated, any Prior Inventions into any Inventions of the Company without Company’s prior written consent.

5.I agree that all Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) I develop, learn or obtain during the term of my employment that relate to Company or the business or demonstrably anticipated business of Company or that are received by or for Company in confidence, constitute “Proprietary Information.” I will hold in confidence and not disclose or, except within the scope of my employment, use any Proprietary Information. However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine. Upon termination of my employment, I will promptly return to Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii) materials distributed to shareholders generally and
(iii) this Agreement. I also recognize and agree that I have no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.

6.Until one year after the term of my employment, I will not encourage or solicit any employee or consultant of Company to leave Company for any reason (except for the bona fide firing of Company personnel within the scope of my employment).
7.I agree that during the term of my employment with Company (whether or not during business hours), I will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of Company, and I will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of Company.

8.I agree that this Agreement is not an employment contract for any particular term and that I have the right to resign and Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause. In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of Company, I have obligations to Company which are not set forth in this Agreement. However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement signed by the President of Company.

9.I agree that my obligations under paragraphs 2, 3, 4, 5 and 6 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine. My obligations under paragraphs 2, 3, 4 and 5 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of Company, its subsidiaries, successors and assigns.

10.Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of [California] without regard to the conflict of laws provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable California law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. This Agreement is fully assignable and transferable by Company, but any purported assignment or transfer by me is void. I also understand that any breach of this Agreement will cause irreparable harm to Company for which damages would not be an adequate remedy, and, therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies and without any requirement to post bond.

11.If Company waives any term, provision or breach by me of this Agreement, such waiver will not be effective unless it is in writing and signed by Company. No waiver will constitute a waiver of any other or subsequent breach by me. This Agreement may be modified only if both Company and I consent in writing.
I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT THE COMPANY WILL RETAIN ONE COUNTERPART AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

(signatures appear on next page)

Date
July 8, 2020
Employee

/s/ Christina Smedley McCarthy
Signature

Christina Smedley McCarthy
Name

Accepted and Agreed to:

ROBINHOOD MARKETS, INC.

By:
Name:
Title:

APPENDIX A

California Labor Code Section 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer.
(a)Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)Result from any work performed by the employee for his employer.
(b)To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

EXHIBIT A

Prior Inventions

N/A